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                                                                    Exhibit 10.9

            ALPHA NATURAL RESOURCES ANNUAL INCENTIVE BONUS (AIB) PLAN

                                    ARTICLE 1

                              STATEMENT OF PURPOSE

Alpha Natural Resources' compensation policies are intended to support the Company's overall objective of enhancing stockholder value. In furtherance of this philosophy, the Alpha Natural Resources Annual Incentive Bonus (AIB) Plan is designed to provide incentives for business performance, reward contributions towards goals consistent with the Company's business strategy and enable the Company to attract and retain highly qualified executive officers and other key employees.

                                    ARTICLE 2

                                   DEFINITIONS

The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1 "ALPHA NATURAL RESOURCES" means ANR Holdings, LLC, Alpha Natural Resources, LLC, or any successor to its obligations under this Plan.

2.2   "BONUS" means the incentive compensation determined by the Committee under
      Section 4.4 of the Plan payable in cash.

2.3   "BOARD" means the Alpha Natural Resources Board of Directors.

2.4   "CODE" means the Internal Revenue Code of 1986, as amended.

2.5 "COMMITTEE" means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the applicable requirements for "outside directors" under Section 162(m) and the regulations thereunder, as in effect from time to time, and the independence requirements of the New York Stock Exchange, Inc. or any other applicable exchange on which Alpha Natural Resources' common equity is at the time listed.

2.6 "COMPANY" means Alpha Natural Resources and any of its Subsidiaries or parent company that adopt this Plan or that have employees who are participants under this Plan.

2.7   "DISABILITY" means permanent and total disability as defined in Code
      Section 22(e)(3)

2.8 "EXECUTIVE OFFICER" means any Company employee who is an "executive officer" as defined in Rule 3b-7 promulgated under the Exchange Act.

2.9   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

2.10 "PARTICIPANT" means an Executive Officer or key management employee as described in Article 3 of this Plan.

2.11 "PERFORMANCE PERIOD" means the period for which a Bonus may be made. Unless otherwise specified by the Committee, the Performance Period shall be a calendar year, beginning on January 1 of any year.

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2.12  "PLAN" means the Alpha Natural Resources Annual Incentive Bonus (AIB)
      Plan, as it may be amended from time to time.

2.13 "RETIREMENT" means a Termination of Employment, after appropriate notice to the Company, (a) on or after the earliest permissible retirement date under a qualified pension or retirement plan of the Company or (b) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.

2.14  "SEC" means the Securities and Exchange Commission.

2.15 "SECTION 162(M)" means Code Section 162(m) and regulations promulgated thereunder by the Secretary of the Treasury.

2.16 "SUBSIDIARY" means any corporation, partnership, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, , directly or indirectly owned by Alpha Natural Resources.

2.17 "TERMINATION OF EMPLOYMENT" means (a) the termination of the Participant's active employment relationship with the Company, unless otherwise expressly provided by the Committee, or (b) the occurrence of a transaction by which the Participant's employing Company ceases to be a Subsidiary.

                                    ARTICLE 3

                                  PARTICIPATION

An Executive Officer or other key employee of the Company designated by the Committee shall be a Participant in this Plan and shall continue to be a Participant until any Bonus he may receive has been paid or forfeited under the terms of this Plan. Not later than 90 days after the beginning of each Performance Period, the Committee shall designate, by name or position title, the Plan Participants for such Performance Period.

                                    ARTICLE 4

                                INCENTIVE BONUSES

4.1 OBJECTIVE PERFORMANCE GOALS. The Committee shall establish written, objective performance goals for each Performance Period not later than 90 days after the beginning of such Performance Period (but not after more than 25% of such Performance Period has elapsed), except in the case of the 2004 Performance Period, for which performance goals shall be established at the time this Plan is approved by the Committee. The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in
      Section 4.2. Objective performance goals may also include operational goals such as: productivity, safety, other strategic objectives and individual performance goals. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for Alpha Natural Resources, for one or more of its Subsidiaries, divisions, business or organizational units, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for Participants holding the same position title or for the entire group of Participants, or in any combination of the foregoing.

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4.2   FINANCIAL MEASURES.

            The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 4.1: earnings, operating earnings, earnings per share, operating earnings per share, earnings before interest taxes depreciation and amortization (EBITDA), revenues, stockholders' equity, return on equity, return on assets, return on invested capital, economic value added, operating margins, cash flow, total stockholder return, expenses, dept-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

4.3 PERFORMANCE EVALUATION. Within a reasonable time after the close of a Performance Period, the Committee shall determine whether the objective performance goals established for that Performance Period have been met by the respective Participants. If the objective performance goals and any other material terms established by the Committee have been met by a Participant, the Committee shall so certify in writing with respect to such Participant.

4.4   BONUS. If the Committee has made the written certification under Section
      4.3 for a Performance Period, each Participant to whom the certification applies shall be eligible for a Bonus for the Performance Period. The Bonus for each such Participant shall not exceed 200% of the Participant's base salary in effect on the first day of the applicable Performance Period (which shall be January 1 for a calendar year Performance Period). In addition, the maximum amount that any one Participant may recieve in any fiscal year under this plan is $10,000,000. For any Performance Period, however, the Committee shall have sole and absolute discretion to reduce the amount of, or eliminate entirely, the Bonus to one or more of the Participants based upon the Committee's review of the objective performance goals for each Participant pursuant to Section 4.3.

4.5   PAYMENT OR DEFERRAL OF THE BONUS.

            (a) As soon as practicable after the Committee's determination under
      Section 4.4, but subject to Section 4.5(b), the Company shall pay the Bonus to the Participant. The target timing for the payments under the Plan shall be on or before the date that is three months after the end of the Performance Period. The Company shall have the right to deduct from any Bonus, any applicable Federal, state and local income and employment taxes, and any other amounts that the Company is otherwise required to deduct.

            (b) Subject to the Committee's approval and applicable law, Participants may request that payments of a Bonus be deferred under a deferred compensation arrangement maintained by the Company by making a deferral election pursuant to such rules and procedures as the Committee may establish from time to time.

4.6   ELIGIBILITY FOR PAYMENTS.

            (a) Except as otherwise provided in this Section 4.6, a Participant shall be eligible to receive a Bonus for a Performance Period only if such Participant is employed by the Company continuously from the beginning of the Performance Period to the end of the Performance Period.

            (b) Under Section 4.6(a), a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer: (1) the Committee shall determine

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      whether the leave of absence constitutes a break in continuous employment, and (2) if a Participant is on a leave of absence on the date that a Bonus or payment of the Bonus is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Bonus or payment. Any determination as to a Participant's eligibility for a Bonus or payment under this Section 4.6(b) may be deferred for a reasonable period after such Participant's return to active employment.

            (c) The Committee may determine, in its sole discretion, that a Bonus will be payable pro-rata for a Participant who either (1) becomes eligible to participate during the Performance Period due to commencement of his employment or his promotion during such Performance Period, or (2) terminates his employment with the Company during such Performance Period due to his death, Retirement or Disability. Notwithstanding the foregoing,
      (x) no Bonus will be payable for a Performance Period to an employee who first becomes eligible to participate during the fourth quarter of such Performance Period and (y) any Bonus payable to a Participant who is promoted during the fourth quarter of a Performance Period will be based on the performance goals and bonus amounts determined for employees of the same level of position as was such Participant prior to his promotion.

                                    ARTICLE 5

                                 ADMINISTRATION

5.1 GENERAL ADMINISTRATION. This Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board as the Board may establish. Subject to the terms and conditions of this Plan and
      Section 162(m), the Committee is authorized and empowered in its sole discretion to select or approve Participants and to make Bonuses in such amounts and upon such terms and conditions as it shall determine.

5.2 ADMINISTRATIVE RULES. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions.

5.3 COMMITTEE MEMBERS NOT ELIGIBLE. No member of the Committee shall be eligible to participate in this Plan.

5.4 COMMITTEE MEMBERS NOT LIABLE. The Committee and each of its members shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to determine if the objective performance goals for a Performance Period have been met. Neither the Committee nor any member shall be liable for any action or determination made in good faith with respect to this Plan or any Bonus made hereunder.

5.5 DECISIONS BINDING. All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on Alpha Natural Resources and its Subsidiaries and their respective boards of directors, and on all Participants and other persons claiming rights under this Plan.

5.6   APPLICATION OF SECTION 162(m); STOCKHOLDER APPROVAL.

            (a) This Plan is intended to be administered, interpreted and construed so that Bonus payments remain tax deductible to the Company and unlimited by Section 162(m), which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. As of this Plan's effective date, the exemption is based on Treasury Regulation Section 1.162-27(f), which generally exempts from the application of Section 162(m) compensation paid pursuant to a plan that existed before a company

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      becomes publicly held. Under such Treasury Regulation, this exemption is available to this Plan for the duration of the period that lasts until the earlier of the expiration or material modification of this Plan or the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act. The Committee, or the Board, may, without stockholder approval, amend this Plan retroactively or prospectively to the extent it determines necessary to comply with any subsequent amendment or clarification of Section 162(m) required to preserve the Company's Federal income tax deduction for compensation paid pursuant to this Plan.

            (b) To the extent that the Committee determines that the exemption described in Section 5.6(a) above is no longer available with respect to a Bonus, such Bonus shall be intended to satisfy the applicable requirements for the performance-based compensation exception under Section 162(m) and shall be contingent upon stockholder approval of this Plan in accordance with Section 162(m), the regulations thereunder and other applicable U.S. Treasury regulations. Unless and until such stockholder approval is obtained, no Bonus shall be made under this Plan.

                                    ARTICLE 6

                             AMENDMENTS; TERMINATION

This Plan may be amended or terminated by the Board or the Committee. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. An amendment to this Plan shall not be effective without the prior approval of the stockholders of Alpha Natural Resources if such approval is necessary to continue to qualify Bonuses as performance-based compensation under
Section 162(m), or otherwise under Treasury or SEC regulations, the rules of the New York Stock Exchange, Inc. or any other applicable exchange or any other applicable law or regulations. Unless otherwise expressly provided by the Board or the Committee, no amendment to this Plan shall apply to Bonuses made before the effective date of such amendment. A Participant's rights with respect to any Bonuses made to him may not be abridged by any amendment, modification or termination of this Plan without his individual consent.

                                    ARTICLE 7

                                OTHER PROVISIONS

7.1 DURATION OF THE PLAN. This Plan is effective as of January 1, 2004 (the "Effective Date"). This Plan shall remain in effect until all Bonuses made under this Plan have been paid or forfeited under the terms of this Plan, and all Performance Periods related to Awards made under this Plan have expired. No Bonuses may be made under this Plan for any Performance Period that would end after the expiration of the exemption referred to in
      Section 5.6, unless the Board, subject to any stockholder approval that may then be required to continue to qualify this Plan as a performance-based plan under Section 162(m), extends this Plan.

7.2 BONUSES NOT ASSIGNABLE. No Bonus or any right thereto shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

7.3 PARTICIPANT'S RIGHTS. The right of any Participant to receive any payments under a Bonus granted to such Participant pursuant to the provisions of this Plan shall be an unsecured claim against the

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      general assets of the Company. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Bonus for a Performance Period because of a Participant's participation in this Plan for any prior Performance Period, or because the Committee has made a written certification under Section 4.3 for the Performance Period. Moreover, there is not obligation for uniform treatment for Participants under this Plan.

7.4 TERMINATION OF EMPLOYMENT. The Company retains the right to terminate the employment of any Participant or other employee at any time for any reason or no reason, and a Bonus is not, and shall not be construed in any manner to be, a waiver of such right.

7.5 EXCLUSION FROM BENEFITS. Bonuses under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such other plan. Notwithstanding anything to the contrary contained herein, the Company may provide employer contributions, including direct or matching contributions, pursuant to its 401(k) plan or pension plan in connection with Bonuses awarded to Participants pursuant to this Plan.

7.6 SUCCESSORS. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of Alpha Natural Resources' business or assets, shall assume Alpha Natural Resources' liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that Alpha Natural Resources would be required to perform if no such succession had taken place.

7.7 LAW GOVERNING CONSTRUCTION. The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the State of Delaware, except to the extent that such law is preempted by Federal law.

7.8 HEADINGS NOT A PART HERETO. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.

7.9 SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.

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